EXHIBIT 10.56

July 30, 2003

VIA FACSIMILE {615-309-6901}

AND FEDERAL EXPRESS

HealthMont, Inc.

HealthMont of Georgia, Inc.

HealthMont of Missouri, Inc.

Gateway Building, Suite 310

Brentwood, Tennessee 37027

Attn: Mr. Timothy Hill, President

RE:	(1) $8,000,000 Revolving Credit Loan, (2) $5,000,000 Secured Term Loan, and (3) $1,900,000 Secured Term Loan, all made by Heller Healthcare Finance, Inc. to HealthMont, Inc. and the other addressees hereto

Dear Tim:

Reference is made to (1) that certain Loan and Security Agreement dated August 31, 2000 relating to the $8,000,000 revolving credit loan made by Heller Healthcare Finance, Inc. (“Lender”) to HealthMont, Inc. (“HealthMont”) and each of the other addressees hereto (collectively, “Borrower”) (as amended, modified, supplemented and restated from time to time, the “Revolving Loan Agreement”), (2) that certain Mortgage Loan Agreement dated August 31, 2000 relating to the $5,000,000 secured term loan made by Lender to each of the entities comprising Borrower except for HealthMont of Missouri, Inc. (“Callaway”), (as amended, modified, supplemented and restated from time to time, “Mortgage Loan Agreement 1”), (3) that certain Mortgage Loan Agreement dated December 30, 2000 relating to the $1,900,000 secured term loan made by Lender to Callaway (as amended, modified, supplemented and restated from time to time, “Mortgage Loan Agreement 2”), (4) that letter agreement dated October 11, 2002 evidencing Lender’s consent to certain merger activities of HealthMont (the “October Consent”), and (5) that letter agreement dated March 24, 2003 evidencing Lender’s consent to, among other things, certain merger activities and additional indebtedness of HealthMont (the “March Consent”). The Revolving Loan Agreement, Mortgage Loan Agreement 1 and Mortgage Loan Agreement 2 shall be referred to herein collectively as the “Loan Agreements”, and all of the “Loan Documents” (as defined in each of the Loan Agreements), together with any and all letter agreements evidencing any overline advance obligations, shall be collectively referred to herein as the “Heller Loan Documents”. Capitalized terms used but not defined herein shall have the meaning set forth in the respective Loan Agreement, the October Consent and/or the March Consent.

Pursuant to the Loan Agreements and the other Heller Loan Documents, as well as the October Consent and the March Consent, Borrower is required to abide by certain covenants and warranties, all as required by Lender in consideration for making the various loans evidenced and secured by the Heller Loan Documents, and as more particularly set forth in the Heller Loan Documents, as applicable. Borrower has requested Lender’s consent for certain actions, which if made without Lender’s consent, would be a violation of the Loan Agreement and an Event of Default thereunder. Section 7.1 of the Revolving Loan Agreement, Section 6.6 of Mortgage Loan Agreement 1, and Section 6.6 of Mortgage Loan Agreement 2 each prohibits Borrower from, among other things, incurring additional indebtedness, except for the specific exceptions provided therein. Section 7.4 of the Revolving Loan Agreement, Section 6.7 of Mortgage Loan Agreement 1, and Section 6.7 of Mortgage Loan Agreement 2 each prohibits Borrower from, among other things, entering into any merger or consolidation or other change in fundamental change in the ownership of the Borrower’s business, or disposing of a substantial portion of Borrower’s business.

As described in the October Consent and the March Consent, the owners of HealthMont intend to sell all of the stock in HealthMont to SunLink Health Systems, Inc. (“SunLink”), and therefore a sale of all of the assets of Borrower to SunLink, except for the HealthMont assets previously owned by HealthMont of Texas, Inc. and HealthMont of Texas I, LLC (collectively, “Dolly”), which have been sold by HealthMont and released from the Heller Loan Documents by Lender pursuant to the March Consent. Borrower has requested that, in anticipation of the closing of the Merger on or about September 15, 2003: (1) that Lender extend the maturity dates under each of the Heller Loan Documents (including the letter agreements evidencing the Overline Obligations) for an additional thirty (30) days from August 31, 2003 until September 30, 2003 (the “Heller Loan Extension”); (2) that Lender waive compliance with the financial covenants set forth in the Heller Loan Documents for the calendar quarters ending March 31, 2003, June 30, 2003 and September 30, 2003 (the “Heller Covenant Waiver”); and (3) that Lender continue to hold and apply the Escrowed Funds until the earlier to occur of (a) the closing of the Merger, or (b) September 30, 2003, as described more fully below (the “Heller Escrow Amendment”).

In connection with the Heller Loan Extension and the Heller Covenant Waiver, Borrower has also requested Lender’s consent to: (x) an amendment to the Merger Agreement to allow for an extension of the “Termination Date”, as defined in the Merger Agreement (the “Second Merger Amendment”), as evidenced by an amendment to be executed and delivered in the form attached hereto as Exhibit A, (y) the advance of up to $500,000 of additional indebtedness by SunLink to HealthMont, Inc., as evidenced by an amendment to be executed and delivered in the form attached hereto as Exhibit B (“SunLink Amendment”), and (z) an amendment to the Management Agreement to allow for an extension of the “Term”, as defined in the Management Agreement (the “Management Amendment”), as evidenced by an amendment to be executed and delivered in the form attached hereto as Exhibit C.

Each of the undersigned parties involved hereby agree to the terms and conditions relating to (1) the Heller Loan Extension, (2) the Heller Covenant Waiver, (3) the Heller Escrow Amendment, (4) the Second Merger Amendment, (5) the SunLink Amendment, and (6) the Management Amendment (collectively, the “July 2003 Transactions”), as described herein. Further, Lender hereby (A) consents to each of the July 2003 Transactions, and (B) each of Borrower and Lender hereby agree to the Heller Loan Extension; each of which being subject, however, to each of the following terms and conditions, each of which is a condition precedent to the effectiveness of the Lender’s consent described in this letter:

(1)	Each of the undersigned parties hereby agree, ratify and re-affirm each of the terms and conditions set forth in the October Consent and the March Consent, except as modified by this Consent.

(2)	The Second Merger Amendment, the SunLink Amendment and the Management Amendment shall each be on the respective terms and conditions and in the form set forth in the various amendments attached hereto as Exhibit A, Exhibit B and Exhibit C.

(3)	Without limiting in any manner any of the indemnification provisions set forth in the Loan Agreements, Borrower hereby indemnifies and agrees to defend and hold harmless Lender and its partners, officers, agents and employees from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by Lender or in which Lender may ever be or become involved (whether as a party, witness or otherwise) arising out of, resulting from or in any way relating to the July 2003 Transactions, which indemnification shall survive the payment in full of the Obligations and the termination of the Loan Agreements.

(4)	Borrower shall be responsible for the payment of all reasonable fees of Lender’s in-house counsel incurred in connection with the preparation of this letter agreement and with the consummation of the transactions contemplated by the October Consent, the March Consent and this letter agreement. Borrower hereby authorizes Lender to deduct all of such fees from the proceeds of one or more subsequent Revolving Credit Loans.

(5)	Each of the undersigned parties hereby agree to deliver to Lender any other documents, deliverables, reports or due diligence items as reasonably requested by Lender.

In addition to the foregoing, HealthMont shall deliver to Lender amendments to each of the letters of credit supporting Borrower’s Overline Obligations owing to Lender, which amendments shall provide for extensions of the maturity dates for each such letter of credit until no sooner than October 31, 2003. In the event HealthMont fails to deliver such amendments on or before August 30, 2003, then Lender, in its sole and absolute discretion, may withdraw its consent hereunder by giving written notice thereof to HealthMont, whereupon such consent shall immediately be null and void and of no further force or effect.

Pursuant to the Heller Escrow Amendment, Lender shall hold and apply the Escrowed Funds in escrow until the earlier to occur of (a) the closing of the Merger, or (b) September 30, 2003. If the Merger closes on or prior to September 30, 2003 in accordance with the terms set forth herein and in the March Consent, then Lender shall return the Escrowed Funds to HealthMont, which will forward the Escrowed Funds to those of HealthMont’s directors and their affiliates that initially advanced the Escrowed Funds. If the Merger does not close on or prior September 30, 2003, then Lender shall withdraw the Escrowed Funds from escrow and shall apply them to repayment of the principal outstanding under the term loan described in the Mortgage Loan Agreement 1.

Nothing in this letter agreement shall be deemed to modify, amend or supplement anything contained in the Loan Agreements, the other Heller Loan Documents, the October Consent or the March Consent, or be deemed to be a consent to any other action by Borrower, except as expressly and specifically stated herein. Please counter-sign this letter agreement below to indicate your consent and agreement to the terms and conditions set forth herein.

Sincerely,

HELLER HEALTHCARE FINANCE, INC.

By:     /s/    MICHAEL GARDULLO           (SEAL)

       Michael Gardullo

       Senior Vice President

cc:	Lisa J. Lenderman, Esquire
Niels	Bodenheim

ACCEPTED AND AGREED THIS     DAY

OF JULY, 2003:

HEALTHMONT, INC.,

a Tennessee corporation

By:       /s/    TIMOTHY S. HILL                (SEAL)

Name:  Timothy S. Hill

Its:        President and Chief Executive Officer

HEALTHMONT OF GEORGIA, INC.,

a Tennessee corporation

By:       /s/    TIMOTHY S. HILL                (SEAL)

Name:  Timothy S. Hill

Its:        President

HEALTHMONT OF MISSOURI, INC.,

a Tennessee corporation

By:       /s/    TIMOTHY S. HILL                (SEAL)

Name:  Timothy S. Hill

Its:        President

SUNLINK HEALTH SYSTEMS, INC.,

an Ohio corporation

By:       /s/    ROBERT M. THORNTON, JR.  (SEAL)

Name:  Robert M. Thornton, Jr.

Its:       President and Chief Executive Officer

HM ACQUISITIONS CORP.,

a Delaware corporation

By:       /s/    ROBERT M. THORNTON, JR.  (SEAL)

Name:  Robert M. Thornton, Jr.

Its:        Vice President

CHATHAM CAPITAL, INC.,

a Delaware corporation

By:       /s/    BRIAN G. REYNOLDS            (SEAL)

Name:  Brian G. Reynolds

Its:        Managing Member

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